Exhibit 99.1
NEWS RELEASE
Independent Bank Corporation
4200 East Beltline
Grand Rapids, MI 49525
616.527.5820

For Release:	Immediately
Contact:	William B. Kessel, President and CEO, 616.447.3933 Gavin A. Mohr, Chief Financial Officer, 616.447.3929
INDEPENDENT BANK CORPORATION REPORTS 2023 FIRST QUARTER RESULTS

First Quarter Highlights

Highlights for the first quarter of 2023 include:
•Deposit growth of $93.1 million (excluding brokered time deposits) or 9.1% annualized;
•An increase in net interest income of 16.5% over the first quarter of 2022;
•An increase in book value and tangible book value per share of $0.90;
•Net growth in loans of $44.5 million (or 5.2% annualized); and
•The payment of a 23 cent per share dividend on common stock on February 24, 2023.

GRAND RAPIDS, Mich., April 27, 2023 - Independent Bank Corporation (NASDAQ: IBCP) reported first quarter 2023 net income of $13.0 million, or $0.61 per diluted share, versus net income of $18.0 million, or $0.84 per diluted share, in the prior-year period.

William B. (“Brad”) Kessel, the President and Chief Executive Officer of Independent Bank Corporation, commented: “Our deposit base has remained stable throughout the recent troubles experienced in the banking industry, and we have been able to remain focused on serving the needs of our customers and bringing in new relationships to the bank. As a result, I am pleased to report another quarter of strong financial results. We grew total loans by $44.5 million (5.2% annualized) while maintaining a low level of past dues. Importantly, we generated core deposit growth of $93.1 million (9.1% annualized) in the first quarter of 2023. Additionally, I am pleased with our team’s continued focus on efficiency and expense management. Independent Bank’s operating strategy remains unchanged as we continue to add talented bankers to the commercial banking team to assist in our goal of achieving a greater market share across our footprint. We have a granular deposit base, with approximately 22.6% of deposits uninsured and a high level of available liquidity with $2.4 billion in secured borrowing access and borrowing capacity on unpledged securities.”

Significant items impacting comparable first quarter 2023 and 2022 results include the following:
•Changes in the fair value due to price of capitalized mortgage loan servicing rights (the “MSR Changes”) of  $(0.6) million ($(0.02) per diluted share, after taxes) for the three-month period ended March 31, 2023, as compared to $8.5 million ($0.31 per diluted share, after taxes) for the three-months ended March 31, 2022.
•The provision for credit losses on loans was a credit of $0.8 million ($0.03 per diluted share, after taxes) in the first quarter ended March 31, 2023, as compared to a credit of $1.6 million ($0.06 per diluted share, after taxes) in the first quarter ended March 31, 2022.
•The provision for credit losses on securities held to maturity (“HTM”) was an expense of $3.0 million ($0.11 per diluted share, after taxes) in the first quarter ended March 31, 2023, as compared to a provision of zero in the first quarter ended March 31, 2022.
Operating Results
The Company’s net interest income totaled $38.4 million during the first quarter of 2023, an increase of $5.4 million, or 16.5% from the year-ago period, and down $2.2 million, or 5.3%, from the fourth quarter of 2022. The Company’s tax equivalent net interest income as a percent of average interest-earning assets (the “net interest margin”) was 3.33% during the first quarter of 2023, compared to 3.00% in the year-ago period, and 3.52% in the fourth quarter of 2022. The year-over-year quarterly increase in net interest income was due to an increase in average interest-earning assets as well as an increase in the net interest margin. The decrease in net interest income compared to the linked quarter was due to a decrease in net interest margin that was partially offset by an increase in average interest-earning assets. Average interest-earning assets were $4.70 billion in the first quarter of 2023, compared to $4.49 billion in the year ago quarter and $4.64 billion in the fourth quarter of 2022.
Non-interest income totaled $10.6 million for the first quarter of 2023, compared to $18.9 million in the comparable prior year period. These changes were primarily due to variances in mortgage banking related revenues and a loss on securities available for sale.
Net gains on mortgage loans in the first quarters of 2023 and 2022, were approximately $1.3 million and $0.8 million, respectively. The increase in net gains on mortgage loans was primarily due to a increase in the gain on sale margin on mortgage loan sold that was partially offset by a decrease in the volume of mortgage loans sold.
Mortgage loan servicing, net, generated income of $0.7 million and $9.6 million in the first quarters of 2023 and 2022, respectively. The significant variance in mortgage loan servicing, net is primarily due to changes in the fair value of capitalized mortgage loan servicing rights associated with changes in mortgage loan interest rates and expected future prepayment levels. Mortgage loan servicing, net activity is summarized in the following table:

	Three months ended
	3/31/2023	3/31/2022
	(In thousands)
Mortgage loan servicing, net:
Revenue, net	$2,222	$2,083
Fair value change due to price	(635)	8,452
Fair value change due to pay-downs	(861)	(894)
Total	$726	$9,641
Non-interest expenses totaled $31.0 million in the first quarter of 2023, compared to $31.5 million in the year-ago period. This decrease is due in part to declines in compensation and employee benefits and occupancy, net, that were partially offset by increases in data processing and FDIC insurance expense. The decrease in compensation and employee benefits is primarily related to lower performance based compensation. The decrease in occupancy primarily relates to lower costs due to a reduction in snow removal expenses, a reduction in Covid-19 related expenses as well as generally lower number of properties maintained. The increase in data processing is generally attributed to the prior year including certain one-time credits from our data processing provider and an increase in cost due annual asset growth and CPI increases. The increase in FDIC deposit insurance is primarily attributed to a new two basis point increase in deposit insurance rate effective for us on January 1, 2023.
The Company recorded income tax expense of $2.9 million in the first quarter of 2023. This compares to an income tax expense of $4.1 million in the first quarter of 2022. The changes in income tax expense principally reflect changes in pre-tax earnings in 2023 relative to 2022.

Asset Quality
A breakdown of non-performing loans by loan type is as follows:

	3/31/2023	12/31/2022	3/31/2022
Loan Type	(Dollars in thousands)
Commercial	$36	$38	$59
Mortgage	5,536	4,745	5,166
Installment	644	598	668
Sub total	6,216	5,381	5,893
Less - government guaranteed loans	2,330	1,660	859
Total non-performing loans	$3,886	$3,721	$5,034
Ratio of non-performing loans to total portfolio loans	0.11%	0.11%	0.17%
Ratio of non-performing assets to total assets	0.09%	0.08%	0.11%
Ratio of allowance for credit losses to total non-performing loans	1300.82%	1409.16%	906.38%
The provision for credit losses on loans was a credit of $0.8 million and $1.6 million in the first quarters of 2023 and 2022, respectively. The quarterly change in the provision for credit losses in 2023 compared to 2022, was primarily the result of a a decrease in the pooled loan reserve that was partially offset by a net change in subjective loan allocations. We recorded loan net charge offs of $1.1 million and $0.1 million in the first quarters of 2023 and 2022, respectively. At March 31, 2023, the allowance for credit losses for loans totaled $50.6 million, or 1.44% of total portfolio loans compared to $52.4 million, or 1.51% of total portfolio loans at December 31, 2022. The quarterly increase in the provision for credit losses for securities HTM in 2023 compared to 2022, was the result of a loss incurred on a $3.0 million subordinated debt security that defaulted during the quarter.
Balance Sheet, Capital and Liquidity
Total assets were $5.14 billion at March 31, 2023, an increase of $139.1 million from December 31, 2022. Loans, excluding loans held for sale, were $3.51 billion at March 31, 2023, compared to $3.47 billion at December 31, 2022.  Deposits totaled $4.54 billion at March 31, 2023, an increase of $165.7 million from December 31, 2022. This increase is primarily due to growth in savings and interest-bearing checking, reciprocal, time and brokered time deposit account balances that were partially offset by a decrease in non-interest bearing deposit account balances.
Cash and cash equivalents totaled $227.0 million at March 31, 2023, versus $74.4 million at December 31, 2022. Securities available for sale (“AFS”) totaled $767.5 million at March 31, 2023, versus $779.3 million at December 31, 2022.

Total shareholders’ equity was $367.7 million at March 31, 2023, or 7.16% of total assets compared to $347.6 million or 6.95% at December 31, 2022. Tangible common equity totaled $337.0 million at March 31, 2023, or $15.94 per share compared to $316.7 million or $15.04 per share at December 31, 2022. The increase in shareholder equity as well as tangible common equity are primarily the result of a decrease in accumulated other comprehensive loss related to unrealized losses on securities available for sale due to a decrease in interest rates as well as earnings retention.

The Company’s wholly owned subsidiary, Independent Bank, remains significantly above “well capitalized” for regulatory purposes with the following ratios:

Regulatory Capital Ratios	3/31/2023	12/31/2022	Well Capitalized Minimum

Tier 1 capital to average total assets	8.61%	8.56%	5.00%
Tier 1 common equity to risk-weighted assets	11.15%	10.97%	6.50%
Tier 1 capital to risk-weighted assets	11.15%	10.97%	8.00%
Total capital to risk-weighted assets	12.40%	12.22%	10.00%

At March 31, 2023, in addition to liquidity available from our normal operating, funding, and investing activities, we had unused credit lines with the FHLB and FRB of approximately $930.1 million and $502.7 million, respectively. We also had approximately $928.5 million in fair value of unpledged securities AFS and HTM at March 31, 2023 which could be pledged for an estimated additional borrowing capacity at the FHLB and FRB of approximately $854.9 million.
Share Repurchase Plan
On December 20, 2022, the Board of Directors of the Company authorized the 2023 share repurchase plan. Under the terms of the 2023 share repurchase plan, the Company is authorized to purchase up to 1,100,000 shares, or approximately 5% of its then outstanding common stock. The repurchase plan is authorized to last through December 31, 2023. During the first quarter of 2023, the Company did not repurchase any shares.
Earnings Conference Call
Brad Kessel, President and CEO, Gavin Mohr, CFO and Joel Rahn, EVP – Commercial Banking will review the quarterly results in a conference call for investors and analysts beginning at 11:00 am ET on Thursday, April 27, 2023.
To participate in the live conference call, please dial 1-833-470-1428 (Access Code # 892703). Also, the conference call will be accessible through an audio webcast with user-controlled slides via the following site/URL: https://events.q4inc.com/attendee/755279071.
A playback of the call can be accessed by dialing 1-866-813-9403 (Access Code # 373785). The replay will be available through May 4, 2023.
About Independent Bank Corporation
Independent Bank Corporation (NASDAQ: IBCP) is a Michigan-based bank holding company with total assets of approximately $5.1 billion. Founded as First National Bank of Ionia in 1864, Independent Bank Corporation operates a branch network across Michigan's Lower Peninsula through one state-chartered bank subsidiary. This subsidiary (Independent Bank) provides a full range of financial services, including commercial banking, mortgage lending, consumer banking, investments and insurance. Independent Bank Corporation is committed to providing exceptional personal service and value to its customers, stockholders and the communities it serves.
For more information, please visit our Web site at: IndependentBank.com.
Forward-Looking Statements
This presentation contains forward-looking statements, which are any statements or information that are not historical facts. These forward-looking statements include statements about our anticipated future revenue and expenses and our future plans and prospects.

Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. For example, deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect our revenues and the values of our assets and liabilities, reduce the availability of funding to us, lead to a tightening of credit, and increase stock price volatility. Our results could also be adversely affected by changes in interest rates; increases in unemployment rates; deterioration in the credit quality of our loan portfolios or in the value of the collateral securing those loans; deterioration in the value of our investment securities; legal and regulatory developments; changes in customer behavior and preferences; breaches in data security; and management’s ability to effectively manage the multitude of risks facing our business. Key risk factors that could affect our future results are described in more detail in our Annual Report on Form 10-K for the year ended December 31, 2022 and the other reports we file with the SEC, including under the heading “Risk Factors.” Investors should not place undue reliance on forward-looking statements as a prediction of our future results.

Any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Consolidated Statements of Financial Condition

	March 31, 2023	December 31, 2022
	(Unaudited)
	(In thousands, except share amounts)
Assets
Cash and due from banks	$47,823	$70,180
Interest bearing deposits	179,196	4,191
Cash and Cash Equivalents	227,019	74,371
Securities available for sale	767,526	779,347
Securities held to maturity (fair value of $339,337 at March 31, 2023 and $335,418 at December 31, 2022)	369,577	374,818
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	17,653	17,653
Loans held for sale, carried at fair value	16,935	26,518
Loans held for sale, carried at lower of cost or fair value	—	20,367
Loans
Commercial	1,471,293	1,466,853
Mortgage	1,408,229	1,368,409
Installment	630,287	630,090
Total Loans	3,509,809	3,465,352
Allowance for credit losses	(50,550)	(52,435)
Net Loans	3,459,259	3,412,917
Other real estate and repossessed assets, net	499	455
Property and equipment, net	35,764	35,893
Bank-owned life insurance	55,314	55,204
Capitalized mortgage loan servicing rights, carried at fair value	41,923	42,489
Other intangibles	2,415	2,551
Goodwill	28,300	28,300
Accrued income and other assets	116,750	128,904
Total Assets	$5,138,934	$4,999,787

Liabilities and Shareholders' Equity
Deposits
Non-interest bearing	$1,192,396	$1,269,759
Savings and interest-bearing checking	1,975,098	1,973,308
Reciprocal	685,458	602,575
Time	407,267	321,492
Brokered time	284,530	211,935
Total Deposits	4,544,749	4,379,069
Other borrowings	50,029	86,006
Subordinated debt	39,452	39,433
Subordinated debentures	39,677	39,660
Accrued expenses and other liabilities	97,313	108,023
Total Liabilities	4,771,220	4,652,191

Shareholders’ Equity
Preferred stock, no par value, 200,000 shares authorized; none issued or outstanding	—	—
Common stock, no par value, 500,000,000 shares authorized; issued and outstanding: 21,138,303 shares at March 31, 2023 and 21,063,971 shares at December 31, 2022	321,026	320,991
Retained earnings	127,499	119,368
Accumulated other comprehensive loss	(80,811)	(92,763)
Total Shareholders’ Equity	367,714	347,596
Total Liabilities and Shareholders’ Equity	$5,138,934	$4,999,787

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations

	Three Months Ended
	March 31, 2023	December 31, 2022	March 31, 2022
	(Unaudited)
Interest Income	(In thousands, except per share amounts)
Interest and fees on loans	$44,294	$42,093	$28,418
Interest on securities
Taxable	5,884	5,845	4,552
Tax-exempt	3,083	2,807	1,554
Other investments	675	233	217
Total Interest Income	53,936	50,978	34,741
Interest Expense
Deposits	13,760	8,543	767
Other borrowings and subordinated debt and debentures	1,735	1,833	973
Total Interest Expense	15,495	10,376	1,740
Net Interest Income	38,441	40,602	33,001
Provision for credit losses	2,160	1,390	(1,573)
Net Interest Income After Provision for Credit Losses	36,281	39,212	34,574
Non-interest Income
Interchange income	3,205	3,402	3,082
Service charges on deposit accounts	2,857	3,153	2,957
Net gains (losses) on assets
Mortgage loans	1,256	1,486	835
Securities available for sale	(222)	—	70
Mortgage loan servicing, net	726	687	9,641
Other	2,729	2,740	2,363
Total Non-interest Income	10,551	11,468	18,948
Non-interest Expense
Compensation and employee benefits	19,339	20,394	20,130
Data processing	2,991	2,670	2,216
Occupancy, net	2,159	2,225	2,543
Interchange expense	1,049	1,042	1,011
Furniture, fixtures and equipment	926	933	1,045
FDIC deposit insurance	783	572	522
Legal and professional	607	588	493
Loan and collection	578	679	559
Advertising	495	489	680
Recoveries related to unfunded lending commitments	(475)	(77)	(355)
Communications	668	629	757
Other	1,837	1,947	1,849
Total Non-interest Expense	30,957	32,091	31,450
Income Before Income Tax	15,875	18,589	22,072
Income tax expense	2,884	3,503	4,105
Net Income	$12,991	$15,086	$17,967
Net Income Per Common Share
Basic	$0.62	$0.72	$0.85
Diluted	$0.61	$0.71	$0.84

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Selected Financial Data

	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
	(unaudited)
	(Dollars in thousands except per share data)
Three Months Ended
Net interest income	$38,441	$40,602	$39,897	$36,061	$33,001
Provision for credit losses	2,160	1,390	3,145	2,379	(1,573)
Non-interest income	10,551	11,468	16,861	14,632	18,948
Non-interest expense	30,957	32,091	32,366	32,434	31,450
Income before income tax	15,875	18,589	21,247	15,880	22,072
Income tax expense	2,884	3,503	3,950	2,879	4,105
Net income	$12,991	$15,086	$17,297	$13,001	$17,967

Basic earnings per share	$0.62	$0.72	$0.82	$0.62	$0.85
Diluted earnings per share	0.61	0.71	0.81	0.61	0.84
Cash dividend per share	0.23	0.22	0.22	0.22	0.22

Average shares outstanding	21,103,831	21,064,556	21,057,673	21,070,266	21,191,860
Average diluted shares outstanding	21,296,980	21,266,876	21,251,933	21,266,476	21,398,128

Performance Ratios
Return on average assets	1.06%	1.21%	1.40%	1.10%	1.54%
Return on average equity	14.77	17.94	20.48	15.68	19.38
Efficiency ratio (1)	62.07	60.82	56.26	62.50	59.62

As a Percent of Average Interest-Earning Assets (1)
Interest income	4.67%	4.41%	3.92%	3.47%	3.16%
Interest expense	1.34	0.89	0.43	0.21	0.16
Net interest income	3.33	3.52	3.49	3.26	3.00

Average Balances
Loans	$3,494,169	$3,449,944	$3,360,621	$3,145,095	$2,980,098
Securities	1,146,075	1,164,809	1,226,203	1,312,934	1,407,225
Total earning assets	4,696,786	4,637,475	4,610,307	4,493,714	4,492,757
Total assets	4,988,440	4,934,859	4,884,841	4,758,960	4,721,205
Deposits	4,417,106	4,350,748	4,326,958	4,221,047	4,158,528
Interest bearing liabilities	3,304,868	3,159,374	3,075,210	3,005,103	2,950,337
Shareholders' equity	356,720	333,610	335,120	332,610	376,010
(1)Presented on a fully tax equivalent basis assuming a marginal tax rate of 21%.

INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Selected Financial Data (continued)

	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
	(unaudited)
	(Dollars in thousands except per share data)
End of Period
Capital
Tangible common equity ratio	6.60%	6.37%	6.15%	6.26%	6.85%
Tangible common equity ratio excluding accumulated other comprehensive loss	7.95	7.98	7.86	7.78	7.80
Average equity to average assets	7.15	6.76	6.86	6.99	7.96
Total capital to risk-weighted assets (2)	13.80	13.62	13.58	13.64	14.81
Tier 1 capital to risk-weighted assets (2)	11.53	11.36	11.29	11.33	11.82
Common equity tier 1 capital to risk-weighted assets (2)	10.56	10.38	10.29	10.30	10.73
Tier 1 capital to average assets (2)	8.92	8.86	8.77	8.74	8.81
Common shareholders' equity per share of common stock	$17.40	$16.50	$15.78	$15.73	$16.79
Tangible common equity per share of common stock	15.94	15.04	14.30	14.25	15.31
Total shares outstanding	21,138,303	21,063,971	21,063,954	21,049,218	21,168,230

Selected Balances
Loans	$3,509,809	$3,465,352	$3,409,858	$3,258,850	$3,004,065
Securities	1,137,103	1,154,165	1,183,701	1,241,312	1,400,137
Total earning assets	4,860,696	4,688,246	4,633,876	4,552,185	4,514,590
Total assets	5,138,934	4,999,787	4,931,377	4,826,209	4,761,983
Deposits	4,544,749	4,379,069	4,327,028	4,290,574	4,205,498
Interest bearing liabilities	3,481,511	3,274,409	3,116,027	3,037,278	2,996,112
Shareholders' equity	367,714	347,596	332,308	331,134	355,449
(2)March 31, 2023 are Preliminary.

Reconciliation of Non-GAAP Financial Measures
Independent Bank Corporation
Independent Bank Corporation believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and performance trends.  Tangible common equity is used by the Company to measure the quality of capital.
Reconciliation of Non-GAAP Financial Measures

	Three Months Ended March 31,
	2023	2022
	(Dollars in thousands)
Net Interest Margin, Fully Taxable Equivalent ("FTE")

Net interest income	$38,441	$33,001
Add: taxable equivalent adjustment	439	482
Net interest income - taxable equivalent	$38,880	$33,483
Net interest margin (GAAP) (1)	3.29%	2.96%
Net interest margin (FTE) (1)	3.33%	3.00%
(1)Annualized.

Tangible Common Equity Ratio

	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
	(Dollars in thousands)
Common shareholders' equity	$367,714	$347,596	$332,308	$331,134	$355,449
Less:
Goodwill	28,300	28,300	28,300	28,300	28,300
Other intangibles	2,415	2,551	2,697	2,871	3,104
Tangible common equity	336,999	316,745	301,311	299,963	324,045
Addition:
Accumulated other comprehensive loss for regulatory purposes	75,013	86,966	91,248	79,206	48,617
Tangible common equity excluding other comprehensive loss adjustments	$412,012	$403,711	$392,559	$379,169	$372,662

Total assets	$5,138,934	$4,999,787	$4,931,377	$4,826,209	$4,761,983
Less:
Goodwill	28,300	28,300	28,300	28,300	28,300
Other intangibles	2,415	2,551	2,697	2,871	3,104
Tangible assets	5,108,219	4,968,936	4,900,380	4,795,038	4,730,579
Addition:
Net unrealized losses on available for sale securities and derivatives, net of tax	75,013	86,966	91,248	79,206	48,617
Tangible assets excluding other comprehensive loss adjustments	$5,183,232	$5,055,902	$4,991,628	$4,874,244	$4,779,196

Common equity ratio	7.16%	6.95%	6.74%	6.86%	7.46%
Tangible common equity ratio	6.60%	6.37%	6.15%	6.26%	6.85%
Tangible common equity ratio excluding other comprehensive loss	7.95%	7.98%	7.86%	7.78%	7.80%

Tangible Common Equity per Share of Common Stock:

Common shareholders' equity	$367,714	$347,596	$332,308	$331,134	$355,449
Tangible common equity	$336,999	$316,745	$301,311	$299,963	$324,045
Shares of common stock outstanding (in thousands)	21,138	21,064	21,064	21,049	21,168

Common shareholders' equity per share of common stock	$17.40	$16.50	$15.78	$15.73	$16.79
Tangible common equity per share of common stock	$15.94	$15.04	$14.30	$14.25	$15.31
The tangible common equity ratio removes the effect of goodwill and other intangible assets from capital and total assets.  Tangible common equity per share of common stock removes the effect of goodwill and other intangible assets from common shareholders’ equity per share of common stock.